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         [LETTERHEAD OF MISSISSIPPI CHEMICAL CORPORATION APPEARS HERE]

                               November 22, 1995

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re: Mississippi Chemical Corporation (the "Registrant")
       Registrant Statement on Form S-3 Commission File No. 33-63509 (the "Registration Statement")

Ladies and Gentlemen:

    The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

    Please direct any comments or questions you may have concerning the foregoing to me at (601) 751-2930 or James E. Cahill at (214) 939-5607.

                                     Respectfully submitted,

                                     /s/ Robert E. Jones

                                     Robert E. Jones

cc: Felicia C. Bassista
    The Nasdaq Stock Market, Inc.
    Allen C. Bridgforth
    Alan J. Bogdanow
    James E. Cahill
    Peter Bacon
    Neil Gold